Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2016

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2016
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2016 Earnings Press Release	1
Additional Disclosures	9

Overview
Summary Financial Results and Ratios	10

Consolidated and Combined Financial Statements
Consolidated Balance Sheets	11
Consolidated and Combined Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization	14
Consolidated Statements of Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2016 Operating Results

NEW YORK, NY, August 3, 2016 - Urban Edge Properties (NYSE:UE) (the "Company") announced today its financial results for the three and six months ended June 30, 2016.

Highlights of the Quarter include:

•	Net income was $36.1 million, or $0.34 per diluted share, for the quarter and $55.9 million, or $0.53 per diluted share, for the six months ended June 30, 2016

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $33.8 million, or $0.32 per share, for the quarter and $67.4 million, or $0.64 per share, for the six months ended June 30, 2016

•
Generated FFO as Adjusted (previously referred to as Recurring FFO) of $32.9 million, or $0.31 per share, for the quarter and $65.4 million, or $0.62 per share, for the six months ended June 30, 2016. FFO as Adjusted for the three and six months ended June 30, 2016 excludes tenant bankruptcy settlement income and a benefit related to income taxes

•
Same-property cash Net Operating Income (“NOI”) increased by 4.2% as compared to the second quarter of 2015 and 3.3% for the six months ended June 30, 2016 as compared to the same period in 2015 due to new rent commencements, higher occupancy and higher recoveries

•
Same-property cash NOI including properties in redevelopment increased by 2.6% for the second quarter of 2016 as compared to the second quarter in 2015 and 2.3% for the six months ended June 30, 2016 as compared to the same period in 2015. The expected vacancy of former anchor tenants at Walnut Creek and Bruckner negatively impacted this result by approximately 100 basis points. New anchor tenants at Walnut Creek and Bruckner are expected to open in the fourth quarter of this year and the first quarter of 2018, respectively

•	Consolidated retail portfolio occupancy increased by 20 basis points to 96.2% as compared to June 30, 2015 and by 20 basis points as compared to March 31, 2016

•	Same-property retail portfolio occupancy increased by 50 basis points to 97.4% as compared to June 30, 2015 and by 20 basis points as compared to March 31, 2016

•
Executed new leases and renewals and exercised options totaling 63,000 square feet ("sf") in 19 transactions. Same-space leases totaled 40,300 sf at an average rental rate of $31.68 per sf on a GAAP basis and $30.00 per sf on a cash basis generating an average rent spread of 13.3% on a GAAP basis and 4.4% on a cash basis

Refer to "Non-GAAP Financial Measures" and "Operational Metrics" for definitions and further discussions of the measures and metrics highlighted above.

Development, Redevelopment and Anchor Repositioning:
As of June 30, 2016, the Company had approximately $131.4 million of active development, redevelopment and anchor repositioning projects underway of which $81.2 million remains to be funded. The Company expects to generate a 12% return on invested capital based on the expected incremental cash NOI relative to the total investment.

The Company continues to focus on its development and redevelopment pipeline which includes $177.0-$203.0 million of planned expansions and renovations expected to be completed over the next several years. The Company added a project at our property in Mt. Kisco, NY to the redevelopment pipeline with an estimated cost of approximately $2.5 million. The Company projects a return on invested capital of approximately 8% on these projects.

Balance Sheet Highlights:
At June 30, 2016:

•
Total market capitalization (including debt and equity) was approximately $4.4 billion comprised of 105.8 million common shares outstanding (on a fully diluted basis) valued at $3.2 billion and $1.2 billion of debt. The calculation of fully diluted common shares outstanding is provided in the tables accompanying this press release

•	The ratio of net debt (net of cash) to total market capitalization was 24.2%

•
Net debt to annualized Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.7x. A reconciliation of net income to EBITDA and Adjusted EBITDA are provided in the tables accompanying this press release

•	The Company had approximately $156.7 million of cash and cash equivalents and no amounts drawn on its $500.0 million revolving credit facility

Asset Disposition:
On June 9, 2016, the Company completed the sale of a shopping center located in Waterbury, CT for $21.6 million resulting in a gain of $15.6 million. The sale completes a reverse Section 1031 exchange initiated with the acquisition of Cross Bay Commons in Queens, NY in December 2015.

Non-GAAP Financial Measures
The Company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The Company also believes that FFO as Adjusted is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company makes certain adjustments to FFO, which it refers to as FFO as Adjusted, to account for items it does not believe are representative of ongoing operating results. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and FFO as Adjusted measures primarily because it excludes the assumption that the value of real estate assets diminish predictably. The Company's method of calculating FFO and FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company uses cash NOI, which is a non-GAAP financial measure, internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. As such, cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties.
In this release, the Company has provided cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and six months ended June 30, 2016 and 2015. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the earlier of one year after construction is substantially complete or when the GLA related to the redevelopment is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided cash NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because it approximates a key performance measure in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to income before income taxes in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA, which is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
FFO, FFO as Adjusted, cash NOI, same-property cash NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. FFO and FFO as Adjusted do not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions. The Company believes net income is the most directly comparable GAAP financial measure to FFO, FFO as Adjusted, cash NOI, same-property cash NOI, EBITDA and Adjusted EBITDA. Reconciliations of these measures to their comparable GAAP measures have been provided in the tables accompanying this press release.

Operational Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 77 properties for the three and six months ended June 30, 2016 and 2015. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2016. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
	(in thousands)	(per share)	(in thousands)	(per share)
Net income	$36,071	$0.34	$55,859	$0.53
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(2,201)	(0.02)	(3,355)	(0.03)
Consolidated subsidiaries	(2)	—	2	—
Net income attributable to common shareholders	33,868	0.32	52,506	0.50
Adjustments:
Gain on sale of real estate	(15,618)	(0.15)	(15,618)	(0.15)
Rental property depreciation and amortization	13,395	0.13	27,150	0.26
Limited partnership interests in operating partnership	2,201	0.02	3,355	0.03
FFO Applicable to diluted common shareholders(1)	33,846	0.32	67,393	0.64

Tenant bankruptcy settlement income	(340)	—	(1,490)	(0.01)
Benefit related to income taxes	(625)	(0.01)	(625)	(0.01)
Transaction costs	34	—	84	—
FFO as Adjusted applicable to diluted common shareholders(1)	$32,915	$0.31	$65,362	$0.62

Weighted average diluted common shares - FFO(1)	106,041		105,866
(1) Refer to the table below for reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

FFO and FFO as Adjusted are non-GAAP financial measures. The Company believes FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes FFO as Adjusted provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

(in thousands)	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Weighted average diluted shares used to calculate EPS	99,668	99,592
Assumed conversion of OP and LTIP Units to common stock(1)	6,373	6,274
Weighted average diluted common shares used to calculate FFO per share	106,041	105,866
(1) OP and vested LTIP Units are excluded from the calculation of earnings per diluted share for the three and six months ended June 30, 2016 because their inclusion is anti-dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and six months ended June 30, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$36,071	$17,153	$55,859	$5,136
Add: Income tax (benefit) expense	(306)	464	30	1,005
Income before income taxes	35,765	17,617	55,889	6,141
Gain on sale of real estate	(15,618)	—	(15,618)	—
Interest income	(177)	(51)	(344)	(62)
Interest and debt expense	12,820	13,241	26,249	28,410
Operating income	32,790	30,807	66,176	34,489
Depreciation and amortization	13,558	14,233	27,473	27,965
General and administrative expense	7,535	6,792	14,255	19,118
Transaction costs	34	427	84	22,286
NOI	53,917	52,259	107,988	103,858
Less: non-cash revenue and expenses	(1,454)	(1,401)	(3,265)	(3,101)
Cash NOI(1)	52,463	50,858	104,723	100,757
Adjustments:
Cash NOI related to properties being redeveloped(1)	(4,233)	(4,795)	(8,207)	(8,934)
Tenant bankruptcy settlement income	(340)	—	(1,490)	(1,260)
Management and development fee income from non-owned properties	(526)	(693)	(981)	(1,228)
Cash NOI related to properties acquired, disposed, or in foreclosure(1)	(676)	(450)	(1,378)	(884)
Environmental remediation costs	—	—	—	1,379
Other(2)	37	(60)	89	(50)
Subtotal adjustments	(5,738)	(5,998)	(11,967)	(10,977)
Same-property cash NOI	$46,725	$44,860	$92,756	$89,780
Adjustments:
Cash NOI related to properties being redeveloped	4,233	4,795	8,207	8,934
Same-property cash NOI including properties in redevelopment	$50,958	$49,655	$100,963	$98,714
(1) Cash NOI is calculated as total property revenues less property operating expenses, excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Other adjustments include revenue and expense items attributable to non-same properties and corporate activities.

Cash NOI and same-property cash NOI are non-GAAP financial measures. The Company believes that same-property cash NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015. Net income is considered the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2016	2015	2016	2015
Net income	$36,071	$17,153	$55,859	$5,136
Depreciation and amortization	13,558	14,233	27,473	27,965
Interest and debt expense	12,820	13,241	26,249	28,410
Income tax (benefit) expense	(306)	464	30	1,005
EBITDA	62,143	45,091	109,611	62,516
Adjustments for Adjusted EBITDA:
Gain on sale of real estate	(15,618)	—	(15,618)	—
Tenant bankruptcy settlement income	(340)	—	(1,490)	(1,260)
Transaction costs	34	427	84	22,286
Equity awards issued in connection with the spin-off	—	—	—	7,143
Environmental remediation costs	—	—	—	1,379
Adjusted EBITDA	$46,219	$45,518	$92,587	$92,064

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

June 30, 2016
Common shares outstanding	99,294,491
Diluted common shares:
OP and LTIP units	6,150,224
Unvested restricted common shares and OPP units	358,782
Fully diluted common shares	105,803,497

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 83 properties totaling 14.7 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2015.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of June 30, 2016

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2016 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
	June 30, 2016		June 30, 2016
Summary Financial Results
Total revenue	$79,457		$162,525
General & administrative expenses (G&A)	$7,535		$14,255
Adjusted EBITDA(7)	$46,219		$92,587
Net income attributable to common shareholders	$33,868		$52,506
Earnings per diluted share	$0.34		$0.53
Funds from operations (FFO)	$33,846		$67,393
FFO per diluted common share	$0.32		$0.64
FFO as Adjusted	$32,915		$65,362
FFO as Adjusted per diluted common share	$0.31		$0.62
Total dividends paid per share	$0.20		$0.40
Stock closing price low-high range	$24.49 to $29.86		$22.22 to $29.86
Weighted average diluted shares used in EPS computations(1)	99,668		99,592
Weighted average diluted shares used in FFO computations(1)	106,041		105,866

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	83 / 82
Gross leasable area (GLA) sf - retail portfolio(3)(5)	13,761,000
Weighted average annual rent psf - retail portfolio(3)(5)	$16.89
Consolidated occupancy at end of period	95.1%
Consolidated retail portfolio occupancy at end of period(5)	96.2%
Same-property retail portfolio occupancy at end of period(5)(2)	97.4%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	96.4%
Same-property cash NOI growth(2)	4.2%		3.3%
Same-property cash NOI growth, including redevelopment properties	2.6%		2.3%
Cash NOI margin - Total portfolio	67.4%		65.9%
Expense recovery ratio - Total portfolio	96.5%		94.7%
New, renewal and option rent spread - cash basis(8)	4.4%		16.1%
New, renewal and option rent spread - GAAP basis(9)	13.3%		22.7%
Net debt to total market capitalization(6)	24.2%		24.2%
Net debt to Adjusted EBITDA(6)	5.7	x	5.7	x
Adjusted EBITDA to interest expense(7)	3.8	x	3.7	x
Adjusted EBITDA to fixed charges(7)	2.7	x	2.7	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and vested LTIP Units, which are excluded from the calculation of earnings per diluted share for the periods presented because their inclusion is anti-dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.24.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2016 (unaudited) and December 31, 2015
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
ASSETS
Real estate, at cost:
Land	$378,997	$389,080
Buildings and improvements	1,587,158	1,630,539
Construction in progress	124,098	61,147
Furniture, fixtures and equipment	3,970	3,876
Total	2,094,223	2,084,642
Accumulated depreciation and amortization	(518,215)	(509,112)
Real estate, net	1,576,008	1,575,530
Cash and cash equivalents	156,672	168,983
Cash held in escrow and restricted cash	8,995	9,042
Tenant and other receivables, net of allowance for doubtful accounts of $2,270 and $1,926, respectively	8,317	10,364
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $370 and $148, respectively	87,925	88,778
Identified intangible assets, net of accumulated amortization of $21,459 and $22,090, respectively	32,586	33,953
Deferred leasing costs, net of accumulated amortization of $13,438 and $12,987, respectively	18,108	18,455
Deferred financing costs, net of accumulated amortization of $242 and $709, respectively	2,419	2,838
Prepaid expenses and other assets	8,360	10,988
Total assets	$1,899,390	$1,918,931

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,205,278	$1,233,983
Identified intangible liabilities, net of accumulated amortization of $69,013 and $65,220, respectively	151,061	154,855
Accounts payable and accrued expenses	39,889	45,331
Other liabilities	14,898	13,308
Total liabilities	1,411,126	1,447,477
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,425,137 and 99,290,952 shares issued and outstanding, respectively	994	993
Additional paid-in capital	477,673	475,369
Accumulated deficit	(25,616)	(38,442)
Noncontrolling interests:
Redeemable noncontrolling interests	34,858	33,177
Noncontrolling interest in consolidated subsidiaries	355	357
Total equity	488,264	471,454
Total liabilities and equity	$1,899,390	$1,918,931

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three and six months ended June 30, 2016 and 2015 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE
Property rentals	$58,683	$57,380	$117,612	$114,966
Tenant expense reimbursements	19,879	20,451	42,386	44,754
Management and development fees	526	693	981	1,228
Other income	369	191	1,546	1,550
Total revenue	79,457	78,715	162,525	162,498
EXPENSES
Depreciation and amortization	13,558	14,233	27,473	27,965
Real estate taxes	12,723	12,517	25,972	25,341
Property operating	9,840	10,985	22,699	27,508
General and administrative	7,535	6,792	14,255	19,118
Ground rent	2,483	2,565	5,021	5,079
Transaction costs	34	427	84	22,286
Provision for doubtful accounts	494	389	845	712
Total expenses	46,667	47,908	96,349	128,009
Operating income	32,790	30,807	66,176	34,489
Gain on sale of real estate	15,618	—	15,618	—
Interest income	177	51	344	62
Interest and debt expense	(12,820)	(13,241)	(26,249)	(28,410)
Income before income taxes	35,765	17,617	55,889	6,141
Income tax benefit (expense)	306	(464)	(30)	(1,005)
Net income	36,071	17,153	55,859	5,136
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(2,201)	(986)	(3,355)	(426)
Consolidated subsidiaries	(2)	(5)	2	(11)
Net income attributable to common shareholders	$33,868	$16,162	$52,506	$4,699

Earnings per common share - Basic:	$0.34	$0.16	$0.53	$0.05
Earnings per common share - Diluted:	$0.34	$0.16	$0.53	$0.05
Weighted average shares outstanding - Basic	99,274	99,250	99,270	99,249
Weighted average shares outstanding - Diluted	99,668	99,274	99,592	99,265

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2016 and 2015
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2016	2015		2016	2015
Total cash NOI(1)
Total revenue	$76,968	$75,804	1.5%	$157,379	$156,903	0.3%
Total property operating expenses	(25,061)	(25,828)	(3.0)%	(53,693)	(56,284)	(4.6)%
Cash NOI - total portfolio	$51,907	$49,976	3.9%	$103,686	$100,619	3.0%

NOI margin (NOI / Total revenue)	67.4%	65.9%		65.9%	64.1%

Same-property cash NOI(2)
Property rentals	$51,088	$49,564		$101,879	$99,072
Tenant expense reimbursements	17,905	18,586		38,468	40,895
Percentage rent	48	106		307	476
Total revenue	69,041	68,256	1.2%	140,654	140,443	0.2%
Real estate taxes	(11,719)	(11,757)		(23,812)	(23,469)
Property operating	(8,241)	(9,335)		(19,266)	(22,390)
Ground rent	(2,193)	(2,215)		(4,399)	(4,380)
Provision for doubtful accounts(4)	(163)	(89)		(421)	(424)
Total property operating expenses	(22,316)	(23,396)	(4.6)%	(47,898)	(50,663)	(5.5)%
Same-property cash NOI(3)	$46,725	$44,860	4.2%	$92,756	$89,780	3.3%

Cash NOI related to properties being redeveloped	$4,233	$4,795		$8,207	$8,934
Same-property cash NOI including properties in redevelopment	$50,958	$49,655	2.6%	$100,963	$98,714	2.3%

Same-property physical occupancy(3)	96.4%	96.2%
Same-property leased occupancy(3)	97.4%	96.9%
Number of properties included in same-property analysis	77

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

(4)	Excludes $0.2 million and $0.3 million of bad debt expense related to non-cash straight-line rents for the three and six months ended June 30, 2016 and 2015, respectively.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and six months ended June 30, 2016 and 2015
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
Net income	$36,071		$17,153		$55,859		$5,136
Depreciation and amortization	13,558		14,233		27,473		27,965
Interest expense	12,097		12,505		24,867		26,990
Amortization of deferred financing costs	723		736		1,382		1,420
Income tax (benefit) expense	(306)		464		30		1,005
EBITDA	62,143		45,091		109,611		62,516
Adjustments for Adjusted EBITDA:
Gain on sale of real estate	(15,618)		—		(15,618)		—
Tenant bankruptcy settlement income	(340)		—		(1,490)		(1,260)
Transaction costs	34		427		84		22,286
Equity awards issued in connection with spin-off	—		—		—		7,143
Environmental remediation costs	—		—		—		1,379
Adjusted EBITDA	$46,219		$45,518		$92,587		$92,064

Interest expense	$12,097		$12,505		$24,867		$26,990

Adjusted EBITDA to interest expense	3.8	x	3.6	x	3.7	x	3.4	x

Fixed charges
Interest and debt expense(1)	$12,820		$13,241		$26,249		$28,410
Scheduled principal amortization	4,325		3,950		8,455		7,637
Total fixed charges	$17,145		$17,191		$34,704		$36,047

Adjusted EBITDA to fixed charges	2.7	x	2.6	x	2.7	x	2.6	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2016 and 2015
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$36,071	$17,153	$55,859	$5,136
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(2,201)	(986)	(3,355)	(426)
Consolidated subsidiaries	(2)	(5)	2	(11)
Net income attributable to common shareholders	33,868	16,162	52,506	4,699
Adjustments:
Gain on sale of real estate	(15,618)	—	(15,618)	—
Rental property depreciation and amortization	13,395	14,112	27,150	27,650
Limited partnership interests in operating partnership(1)	2,201	986	3,355	426
FFO Applicable to diluted common shareholders	33,846	31,260	67,393	32,775
FFO per diluted common share(2)	0.32	0.30	0.64	0.31
Adjustments to FFO:
Tenant bankruptcy settlement income	(340)	—	(1,490)	(1,260)
Benefit related to income taxes	(625)	—	(625)	—
Transaction costs	34	427	84	22,286
Equity awards issued in connection with spin-off	—	—	—	7,143
Environmental remediation costs	—	—	—	1,379
Debt restructuring expenses	—	—	—	1,034
FFO as Adjusted applicable to diluted common shareholders	$32,915	$31,687	$65,362	$63,357
FFO as Adjusted per diluted common share(2)	$0.31	$0.30	$0.62	$0.60

Weighted Average diluted common shares(2)	106,041	105,416	105,866	105,304
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of vested LTIP and OP units which are redeemable into our common stock for the three and six months ended June 30, 2016 and 2015, respectively. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2016
(in thousands, except share amounts)

	June 30, 2016
Closing market price of common shares	$29.86
Common stock shares
Basic common shares	99,294,491
Diluted common shares:
OP and LTIP units	6,150,224
Unvested restricted common shares and OPP units	358,782
Diluted common shares	105,803,497

Equity market capitalization	$3,159,292

Total consolidated debt(2)	$1,214,289
Cash and cash equivalents	(156,672)
Net debt	$1,057,617

Net Debt to Adjusted EBITDA(1)	5.7	x

Total consolidated debt(2)	$1,214,289
Equity market capitalization	3,159,292
Total market capitalization	$4,373,581

Net debt to total market capitalization at applicable market price	24.2%

Gross real estate investments, at cost(3)	$2,090,253

Net debt to gross real estate investments	50.6%

(1) Adjusted EBITDA for the period has been annualized.
(2) Total consolidated debt excludes unamortized debt issuance costs.
(3) Excludes Furniture, fixtures and equipment.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Certain non-cash items:
Straight-line rental income(1)	$60	$(56)	$361	$27
Amortization of below-market lease intangibles, net(1)	1,874	2,065	3,749	4,051
Straight-line ground rent expense(2)	(47)	(106)	(135)	(212)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)	(486)	(486)
Amortization of deferred financing costs(4)	(723)	(736)	(1,382)	(1,420)
Capitalized interest	1,113	857	1,631	857
Share-based compensation expense(3)	(1,424)	(828)	(2,721)	(8,269)

Capital expenditures:(5)
Development and redevelopment costs	$5,010	$6,834	$14,765	$10,431
Maintenance capital expenditures	2,587	5,211	3,147	7,099
Leasing commissions	288	240	892	594
Tenant improvements and allowances	570	591	2,127	668
Total capital expenditures	$8,455	$12,876	$20,931	$18,792

	June 30, 2016	December 31, 2015
Other Liabilities:
Deferred ground rent expense	$6,173	$6,038
Deferred tax liability, net	3,632	3,607
Other	5,093	3,663
Total other liabilities	$14,898	$13,308

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$11,738	$16,097
Accrued capital expenditures and leasing costs	11,540	10,261
Other	16,611	18,973
Total accounts payable and accrued expenses	$39,889	$45,331
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Amounts included in the financial statement line item "General and Administrative" in the consolidated and combined statements of income. Includes $7.1 million of expenses associated with the issuance of LTIP awards in connection with the separation transaction during the six months ended June 30, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.
(5) Amounts are reported on a GAAP basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2016

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	920,226	6.3%	$15,801,538	7.0%	$17.17	15.0
Walmart / Sam's Wholesale	9	1,438,730	9.8%	10,726,552	4.8%	7.46	9.5
The TJX Companies, Inc.	15	542,522	3.7%	8,683,212	3.8%	16.01	5.3
Lowe's	6	976,415	6.6%	8,575,004	3.8%	8.78	11.2
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.5%	8,015,606	3.6%	12.23	7.3
Best Buy & Co	7	312,952	2.1%	6,966,025	3.1%	22.26	7.7
Kohl's	8	716,345	4.9%	6,713,770	3.0%	9.37	5.4
BJ's Wholesale Club	4	454,297	3.1%	5,278,625	2.3%	11.62	10.4
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.7%	5,244,737	2.3%	9.58	19.4
PetSmart, Inc.	9	235,309	1.6%	5,133,861	2.3%	21.82	4.3
ShopRite	4	265,997	1.8%	4,236,388	1.9%	15.93	7.5
Toys "R" Us	7	285,858	1.9%	3,685,514	1.6%	12.89	5.8
Staples, Inc.	8	167,554	1.1%	3,612,769	1.6%	21.56	3.2
Target	2	297,856	2.0%	3,448,666	1.5%	11.58	15.8
Whole Foods	2	100,682	0.7%	3,365,570	1.5%	33.43	11.5
Century 21	1	156,649	1.1%	3,085,619	1.4%	19.70	10.6
LA Fitness	4	181,342	1.2%	3,085,085	1.4%	17.01	11.1
Dick's Sporting Goods	3	151,136	1.0%	2,971,814	1.3%	19.66	2.6
Petco	8	132,210	0.9%	2,350,616	1.0%	17.78	4.8
24 Hour Fitness	1	53,750	0.4%	2,289,750	1.0%	42.60	15.5
National Wholesale Liquidators	1	171,216	1.2%	2,140,019	0.9%	12.50	6.6
The Gap, Inc.	6	75,276	0.5%	2,067,793	0.9%	27.47	4.5
Bed Bath & Beyond	4	143,973	1.0%	1,874,970	0.8%	13.02	4.6
Sleepy's	11	62,222	0.4%	1,762,014	0.8%	28.32	4.8
REI	2	48,237	0.3%	1,668,840	0.7%	34.60	4.2

Total/Weighted Average	142	9,093,815	61.8%	$122,784,357	54.3%	$13.50	9.2

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2016

	Three months ended June 30, 2016		Six months ended June 30, 2016
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	9	9	19	19
Total square feet	28,320	28,320	79,600	79,600
Number of same space leases(1)	6	6	10	10
Same space square feet	5,645	5,645	18,907	18,907
Prior rent per square foot	$62.67	$64.60	$38.69	$39.68
New rent per square foot	$67.68	$60.87	$63.38	$58.82
Same space weighted average lease term (years)	9.4	9.4	8.1	8.1
Same space TIs per square foot(4)	N/A	$11.52	N/A	10.05
Rent spread	8.0%	(5.8)%	63.8%	48.2%

Renewals & Options
Number of new leases executed	10	10	26	26
Total square feet	34,655	34,655	150,916	150,916
Number of same space leases(1)	10	10	26	26
Same space square feet	34,655	34,655	150,916	150,916
Prior rent per square foot	$22.29	$22.89	$17.77	$18.06
New rent per square foot	$25.82	$24.98	$19.82	$19.36
Same space weighted average lease term (years)	5.4	5.4	5.1	5.1
Same space TIs per square foot(4)	N/A	$0.44	N/A	0.10
Rent spread	15.8%	9.1%	11.5%	7.2%

Total New Leases and Renewals & Options
Number of new leases executed	19	19	45	45
Total square feet	62,975	62,975	230,516	230,516
Number of same space leases(1)	16	16	36	36
Same space square feet	40,300	40,300	169,823	169,823
Prior rent per square foot	$27.95	$28.73	$20.10	$20.47
New rent per square foot	$31.68	$30.00	$24.67	$23.76
Same space weighted average lease term (years)	6.0	6.0	5.5	5.5
Same space TIs per square foot(4)	N/A	$1.99	N/A	1.21
Rent spread	13.3%	4.4%	22.7%	16.1%
(1) Leases executed on a same space basis include leases with comparable sf and prior existing tenants.
(2) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(3) Rents are calculated on a straight-line ("GAAP") basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	8	19,000	0.9%	$49.47	8	19,000	0.1%	$49.47
2016(3)	3	69,000	0.6%	14.14	33	76,000	3.8%	42.77	36	145,000	1.0%	28.56
2017	8	270,000	2.3%	14.49	75	214,000	10.6%	32.25	83	484,000	3.5%	22.26
2018	21	1,011,000	8.6%	10.58	52	144,000	7.1%	42.09	73	1,155,000	8.4%	14.44
2019	27	973,000	8.3%	17.87	76	223,000	11.0%	39.86	103	1,196,000	8.7%	21.97
2020	28	1,090,000	9.3%	14.49	52	178,000	8.8%	39.03	80	1,268,000	9.2%	17.86
2021	23	706,000	6.0%	16.61	51	155,000	7.7%	34.96	74	861,000	6.3%	19.91
2022	17	916,000	7.8%	10.07	34	100,000	4.9%	37.57	51	1,016,000	7.4%	12.78
2023	16	928,000	7.9%	16.74	29	98,000	4.8%	35.90	45	1,026,000	7.5%	18.57
2024	23	1,224,000	10.4%	11.88	33	124,000	6.1%	27.06	56	1,348,000	9.8%	13.32
2025	6	450,000	3.8%	13.86	32	94,000	4.6%	35.80	38	544,000	4.0%	17.65
2026	6	530,000	4.5%	8.85	39	145,000	7.2%	30.71	45	675,000	4.9%	13.29
Thereafter	42	3,352,000	28.7%	14.80	27	146,000	7.2%	35.73	69	3,498,000	25.4%	15.63
Subtotal/Average	220	11,519,000	98.2%	$13.94	541	1,716,000	84.7%	$36.77	761	13,235,000	96.2%	$16.86
Vacant	11	217,000	1.8%	N/A	103	309,000	15.3%	N/A	114	526,000	3.8%	N/A
Total/Average	231	11,736,000	100%	N/A	644	2,025,000	100%	N/A	875	13,761,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.
(3) Remainder of 2016.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.40 per square foot as of June 30, 2016.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	—	—	—%	$—	8	19,000	0.9%	$49.47	8	19,000	0.1%	$49.47
2016(3)	1	12,000	0.1%	24.75	27	53,000	2.6%	39.06	28	65,000	0.5%	36.15
2017	3	56,000	0.5%	20.67	50	121,000	6.0%	37.77	53	177,000	1.3%	32.24
2018	4	76,000	0.7%	19.71	40	100,000	4.9%	50.71	44	176,000	1.3%	37.32
2019	3	142,000	1.2%	12.40	48	120,000	5.9%	48.83	51	262,000	1.9%	29.09
2020	5	105,000	0.9%	18.42	40	123,000	6.1%	48.54	45	228,000	1.7%	34.43
2021	7	142,000	1.2%	19.21	38	97,000	4.8%	37.66	45	239,000	1.6%	26.56
2022	3	122,000	1.0%	10.28	37	120,000	5.9%	35.83	40	242,000	1.8%	22.94
2023	5	320,000	2.7%	17.45	26	75,000	3.7%	39.13	31	395,000	2.9%	21.57
2024	11	215,000	1.8%	17.58	40	121,000	6.0%	38.77	51	336,000	2.4%	25.21
2025	8	295,000	2.5%	21.38	28	86,000	4.2%	38.14	36	381,000	2.8%	25.16
2026	7	251,000	2.1%	18.48	42	145,000	7.2%	40.41	49	396,000	2.9%	26.15
Thereafter	163	9,783,000	83.4%	19.15	117	536,000	26.5%	42.28	280	10,319,000	75.0%	20.37
Subtotal/Average	220	11,519,000	98.1%	$18.94	541	1,716,000	84.7%	$42.50	761	13,235,000	96.2%	$21.97
Vacant	11	217,000	1.9%	N/A	103	309,000	15.3%	N/A	114	526,000	3.8%	N/A
Total/Average	231	11,736,000	100%	N/A	644	2,025,000	100%	N/A	875	13,761,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.
(3) Remainder of 2016.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.55 per square foot as of June 30, 2016.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie (lease not commenced)
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	74.00	—		Anthropologie

Connecticut:
Newington	189,000	100.0%	9.72	$10,442	(3)	Walmart, Staples

Maryland:
Baltimore (Towson)	155,000	100.0%	16.89	$14,517	(3)	hhgregg, Staples, HomeGoods, Golf Galaxy
Glen Burnie	121,000	90.4%	10.02	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.32	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy

Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,717	(3)	Walmart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.67	$5,323	(3)	Walmart

New Hampshire:
Salem	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	92.9%	18.08	—		Lowe’s, REI
Bergen Town Center - West, Paramus	960,000	99.4%	31.39	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio, Blink Fitness
Brick	278,000	95.3%	18.65	$29,696	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (leased through 2050)(8)	78,000	95.5%	23.38	—		Stop & Shop
Cherry Hill	261,000	97.3%	8.55	$12,887	(3)	Wal-Mart, Toys “R” Us, Maxx Fitness
East Brunswick	427,000	100.0%	18.66	$34,077	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	85.3%	19.97	$35,554	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,228	(3)	REI
East Rutherford	197,000	100.0%	12.62	$12,632	(3)	Lowe’s
Eatontown	30,000	73.9%	29.09	—		Petco
Englewood(6)	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	195,000	100.0%	13.67	—		Walmart, Burlington Coat Factory (lease not commenced), Marshalls, Petsmart (lease not commenced)
Hackensack	275,000	94.4%	21.56	$37,693	(3)	The Home Depot, 99 Ranch (lease not commenced), Staples, Petco
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Jersey City	236,000	100.0%	12.30	$18,847	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	18.86	—		LA Fitness, Marshalls
Lawnside	147,000	99.3%	14.31	$9,933	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.50	$10,544	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.6%	20.39	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$19,560	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.18	$16,045	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	100.0%	13.14	$16,147	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,445	(3)	Whole Foods Market
Morris Plains	177,000	91.2%	21.47	$19,865	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Blvd)	62,000	100.0%	13.73	$4,737	(3)	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.47	$74,532		Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	206,000	98.9%	9.27	—		Costco, The Tile Shop, La-Z-Boy (lease not commenced), Petco (not yet constructed)
Paramus (leased through 2033)(8)	63,000	100.0%	42.23	—		24 Hour Fitness
Rockaway	173,000	94.8%	13.59	$12,225	(3)	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,763	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$23,023	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	100.0%	9.62	—		Haynes Furniture Outlet (DBA The Dump)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$30,053	(3)	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.53	$26,487	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.65	$14,008	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	14.37	$19,203	(3)	Walmart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	33.91	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	501,000	75.3%	15.53	—		Kmart, Toys “R” Us
Buffalo (Amherst)	311,000	96.9%	9.19	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	19.22	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$19,865	(3)	The Home Depot, Staples
Huntington	204,000	99.7%	15.56	$15,485	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	95.4%	19.40	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.71	$15,088		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens(6)	46,000	81.3%	37.19	—
Rochester	205,000	100.0%	3.08	$4,075	(3)	Walmart
Rochester (Henrietta) (leased through 2056)(8)	165,000	94.2%	3.96	—		Kohl’s

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Staten Island	165,000	88.8%	23.88	—		Western Beef, Planet Fitness
West Babylon	66,000	92.7%	17.11	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	12.01	$27,863	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco, BigLots
Bensalem	185,000	100.0%	12.84	$13,829	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	94.4%	7.20	$5,196	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.68	$9,932	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.41	$6,367	(3)	Walmart
Lancaster	228,000	100.0%	4.73	$5,017	(3)	Lowe’s, Community Aid, Sleepy’s
Springfield (leased through 2025)(8)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.8%	12.89	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	15.86	—		LA Fitness, PetSmart
York	111,000	86.3%	8.75	$4,839	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (leased through 2069)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy

Puerto Rico:
Las Catalinas	356,000	94.3%	36.04	$130,000		Kmart, Forever 21
Montehiedra(6)	540,000	92.8%	18.20	$118,013		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Nike Factory Store, Polo Ralph Lauren

Total Shopping Centers and Malls	13,761,000	96.2%	$16.89	$1,214,289

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	79.1%	4.71	—		J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.
Total Urban Edge Properties	14,703,000	95.1%	$16.24	$1,214,289
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.45 per square foot.
(3) Property is included in a cross-collateralized mortgage loan. The amount of mortgage debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our cross collateralized mortgage loan.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at June 30, 2016.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI as of June 30, 2016.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2016

2016 Property Acquisitions:

None

2016 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Land Acres	Sale Price
6/9/2016	Mattatuck Commons	Waterbury	CT	147,200	19.0	$21,600

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2016
(in thousands, except square footage data)

PROPERTY	Project GLA(2)	Estimated Gross Cost(1)		Incurred as of 6/30/16	Balance to Complete (Gross Cost)	Target Stabilization(3)	Project Description
ACTIVE PROJECTS:
Bruckner Boulevard	163,000	$38,400		$9,400	$29,000	2Q18	Renovation and retenanting
East Hanover warehouses	942,000	24,000		19,200	4,800	2Q17	Renovation and retenanting
Montehiedra Town Center	542,000	20,800		10,900	9,900	2Q18	Converting to outlet/value hybrid mall
Garfield(4)	85,000	18,800		7,200	11,600	4Q17	Adding Burlington Coat, Petsmart and 17,000± sf of shop space
North Plainfield(4)	47,500	7,800		1,700	6,100	4Q17	Adding La-Z-Boy and 20,000± sf of shop space
Towson(4)	39,000	7,000		100	6,900	4Q17	Anchor recapture and releasing
Hackensack(4)	75,000	5,200		600	4,600	1Q18	Anchor retenanting (99 Ranch)
Walnut Creek	31,000	5,300		700	4,600	1Q17	Anthropologie replacing Barnes & Noble
Turnersville(4)	6,000	2,100		200	1,900	3Q17	Replacing vacant Friendly's with Verizon
Glen Burnie(4)	9,000	1,300		100	1,200	1Q18	New restaurant pad for Bubba's 33
Walnut Creek (Mt. Diablo)(4)	7,000	600		—	600	3Q17	Z Gallerie replacing Anthropologie
Rockaway(4)	2,700	100		100	—	2Q17	Adding Popeyes
Total	1,949,200	$131,400	(5)	$50,200	$81,200

COMPLETED PROJECTS PENDING TWELVE MONTH STABILIZATION:
Freeport(4)	155,000	100		100	—	1Q17	Home Depot expanding
East Hanover REI(4)	4,500	500		500	—	2Q16	Panera Bread opened 1Q16
Total	159,500	$600		$600	$—

(1) Project costs includes the allocation of internal costs such as labor, interest and taxes. The estimated gross cost includes $11.7 million of construction costs and expenses incurred by Vornado prior to the spin-off.
(2) Project GLA is subject to change based upon build-to-suit and other tenant-driven requirements.
(3) Target Stabilization reflects the first full quarter in which at least 80% of the expected NOI from the development, redevelopment or anchor repositioning project is realized on a cash basis. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property NOI pool, which is normally one year from rent commencement. Target Stabilization is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(4) Results from these properties are included in our same-property metrics.
(5) The estimated unleveraged yield for active projects including those pending stabilization is approximately 13% as of June 30, 2016 based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the active projects. The incremental unleveraged NOI for active projects does not include NOI generated outside the project scope such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2016
(in thousands, except square footage data)

PROPERTY	Potential Investment(1)	Estimated Stabilization(1)(4)	Project Description
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PIPELINE:
Bergen Town Center	$120,000-130,000	2020	Expansion
Bergen East	$13,000-15,000	2018	Approved pads for 60,000± sf of retail
Kearny	$8,000-9,000	2018	25,000± sf expansion and new pad
Montehiedra outparcel	$7,000-8,000	2018	20,000± sf retail
East Hanover	$4,000-5,000	2018	Anchor repositioning
Brick	$4,000-5,000	2018	Anchor repositioning
Morris Plains	$6,000-7,000	2018	Anchor repositioning
Marlton	$3,000-4,000	2018	Pads for 5,000± sf of retail
West Babylon	$3,000-4,000	2018	10,000± sf of shops on excess land
Huntington	$2,000-3,000	2018	Conversion of 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-3,000	2019	Conversion to pads
Mt. Kisco	$2,000-3,000	2019	Conversion of existing restaurant to three fast food spaces
Cherry Hill	$1,000-2,000	2018	Approved pad for 5,000± sf of retail
Lawnside	$1,000-2,000	2019	Pad for 6,000± sf of retail
Multiple Pad Projects(2)	$1,000-2,000	2018	New pads
Rockaway	±$1,000	2018	Supermarket expansion
Total	$177,000-203,000	(3)
(1) Estimated Stabilization and Potential Investment are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple pad projects include possible pad additions at the following properties: East Rutherford, Union, Totowa and Signal Hill. These potential projects are on land leased to anchors and require anchor collaboration.
(3) The estimated unleveraged yield for pipeline projects is approximately 8% as of June 30, 2016 based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the pipeline projects. The incremental unleveraged NOI for pipeline projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(4) Estimated stabilization reflects the year in which at least 80% of the expected NOI from the redevelopment or development project is realized on a cash basis for one full quarter for the first time.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2016 and December 31, 2015
(in thousands)

	June 30, 2016	December 31, 2015
Fixed rate debt	$1,175,533	$1,182,265
Variable rate debt(1)	38,756	60,000
Total debt	$1,214,289	$1,242,265

% Fixed rate debt	96.8%	95.2%
% Variable rate debt	3.2%	4.8%
Total	100%	100%

Secured mortgage debt	$1,214,289	$1,242,265
Unsecured debt	—	—
Total debt	$1,214,289	$1,242,265

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.3 years	5.8 years

Total market capitalization (see page 16)	$4,373,581

% Secured mortgage debt	27.8%
% Unsecured debt	—%
Total debt : Total market capitalization	27.8%

Weighted average interest rate on secured mortgage debt(2)	4.19%	4.15%
Weighted average interest rate on unsecured debt(3)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(3) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in February 2019 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2016 (unaudited) and December 31, 2015
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2016	December 31, 2015	Percent of Debt at June 30, 2016
North Bergen	1/9/18	4.59%	$74,531	$75,000	6.1%
Englewood (3)	10/1/18	6.22%	11,537	11,537	1.0%
Cross collateralized mortgage - Fixed(4)	9/10/20	4.34%	526,364	533,459	43.3%
Cross collateralized mortgage - Variable (1)(4)	9/10/20	2.36%	38,756	60,000	3.2%
Montehiedra, Puerto Rico (senior loan)(2)(6)	7/6/21	5.33%	88,013	88,676	7.2%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.7%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.7%
Mt Kisco -Target(5)	11/15/34	6.40%	15,088	15,285	1.3%
Total mortgage debt		4.19%	$1,214,289	$1,243,957	100%
Unamortized debt issuance costs			(9,011)	(9,974)
Total mortgage debt, net			$1,205,278	$1,233,983

DEBT MATURITY SCHEDULE
Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2016(7)	$8,389	$—	$(30)	$8,359	4.5%	0.7%
2017	16,845	—	(61)	16,784	4.4%	1.4%
2018	16,218	83,551	(61)	99,708	4.7%	8.2%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,787	500,144	(61)	513,870	4.1%	42.3%
2021	2,801	118,013	(61)	120,753	4.7%	9.9%
2022	2,942	—	(61)	2,881	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	25.0%
2024	2,201	119,050	(61)	121,190	4.4%	10.0%
Thereafter	10,992	—	(598)	10,394	6.4%	0.9%
Total	$94,647	$1,120,758	$(1,116)	$1,214,289	4.2%	100%
	Unamortized debt issuance costs			(9,011)
	Mortgage debt, net			$1,205,278
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps. In June 2016, in connection with the sale of our property in Waterbury, CT, we prepaid $21.2 million of the variable rate portion of our cross collateralized mortgage loan to maintain compliance with covenant requirements.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120.0 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90.0 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3.0%. As part of the planned redevelopment of the property, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $11.8 million has been funded as of June 30, 2016.
(3) On March 30, 2015, we notified the lender that due to tenants vacating, the property’s operating cash flow will be insufficient to pay the debt service; accordingly, at our request, the mortgage loan was transferred to the special servicer. As of June 30, 2016 we were in default and remain in discussions with the special servicer including with respect to the possibility that the lender will take possession of the property.
(4) See Property Status Report on page 22 for each property that comprises the cross collateralized mortgage loan.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of June 30, 2016 and December 31, 2015, respectively. The effective interest rate including amortization of the debt discount is 7.26% as of June 30, 2016.
(6) The carrying value of the senior loan secured by Montehiedra was presented net of unamortized fees of $1.7 million as of December 31, 2015. The net unamortized fees of $1.7 million were revised to be presented with the unamortized debt issuance costs.
(7) Remainder of 2016.